FOR IMMEDIATE RELEASE

iVillage Inc. Announces Closing of Public Offering

NEW YORK – July 6, 2004 –iVillage Inc. (NASDAQ: IVIL) today announced the closing of its previously announced public offering of 12,650,000 shares of its common stock at a price per share of $6.00. The offering included 11,560,032 shares of common stock offered by iVillage and 1,089,968 shares of common stock offered by certain selling stockholders. The total estimated net proceeds to iVillage after deducting underwriting discounts and commissions and estimated costs of the offering are $64.8 million.

Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. served as the joint book-running managers for the offering, and Jefferies & Company, Inc., Merriman Curhan Ford & Co., and Avondale Partners served as co-managers. Copies of the written prospectus meeting the requirements of the Securities Act of 1933, as amended, may be obtained upon request in writing to Deutsche Bank Securities Inc., Attn: Syndicate Operations, 1251 Avenue of the Americas, New York, NY 10005, or to J.P. Morgan Securities Inc., 8th Floor, 277 Park Avenue, New York, New York 10172.

This communication shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

iVillage is “the Internet for women” and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls and parents through the offering of unique content, community applications, tools and interactive features.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

iVillage Inc. has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage’s business, operations and financial condition. The words or phrases “can be,” “expects,” “may affect,” “anticipates,” “may depend,” “believes,” “estimates,” “plans,” “projects” and similar words and phrases are intended to identify such forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond iVillage’s control. In addition to those risks discussed in iVillage’s other press releases, public filings and statements by iVillage’s management, factors that may cause iVillage’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include: (i) the volatile and competitive nature of the Internet industry and the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage’s business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage’s business and financial condition, (v) iVillage’s ability to establish and maintain relationships with advertisers, sponsors, and other third-party providers and partners, (vi) iVillage’s ability to maintain or increase user traffic levels, (vii) the loss of one or more of iVillage’s largest customers and (viii) the impact of pending litigation on iVillage’s business, results of operations and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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CONTACTS:	iVillage Inc.
Carl Fischer
212.600.6502
cfischer@mail.ivillage.com